UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 10, 2010

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

TETRA Technologies, Inc. (“TETRA”) has prepared presentation materials (the “Presentation Materials”) that management intends to use from time to time after May 10, 2010 in presentations about TETRA’s operations and performance. TETRA may use the Presentation Materials in presentations to current and potential investors, lenders, creditors, insurers, vendors, customers, employees and others with an interest in TETRA and its business. The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Presentation Materials will also be posted in the Investor Relations section of TETRA’s website, http://www.tetratec.com.

The information contained in the Presentation Materials is summary information that should be considered within the context of TETRA’s filings with the Securities and Exchange Commission and other public announcements that TETRA may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While TETRA may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, TETRA specifically disclaims any obligation to do so.

The information furnished in Item 7.01 and Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.
By:	/s/Joseph M. Abell
Joseph M. Abell
Sr. Vice President & Chief Financial Officer
Date: May 10, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Presentation Materials